UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 17, 2008

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     In connection with the pending acquisition (the “PNA Acquisition”) of PNA Group Holding Corporation (“PNA”) by Reliance Steel & Aluminum Co. (“Reliance” or the “Company”), the following financial statements of PNA are attached hereto:
•	Consolidated financial statements of PNA Group Holding Corporation (Successor) as of December 31, 2007 and 2006, for the year ended December 31, 2007 and for the period from May 10, 2006 to December 31, 2006 and the consolidated financial statements of PNA Group, Inc. (Predecessor) for the period from January 1, 2006 to May 9, 2006 and for the year ended December 31, 2005; and

•	Unaudited consolidated financial statements of PNA Group Holding Corporation as of March 31, 2008 and 2007 and for the three months ended March 31, 2008 and 2007.
     The following pro forma financial information is also attached hereto:
•	Unaudited Pro Forma Combined Balance Sheet as of March 31, 2008 and the related Unaudited Pro Forma Combined Statements of Income for the three months ended March 31, 2008, and the twelve months ended December 31, 2007, reflecting the PNA Acquisition and the related repayment or refinancing of PNA indebtedness and the tender of all of the 10 3/4% Senior Notes due 2016 of PNA Group, Inc. and the Senior Floating Rate Toggle Notes due 2013 of PNA Intermediate Holding Corporation pursuant to the previously announced tender offers and consent solicitations in respect thereof by the Company, as well as the funding of such transactions with (i) the net proceeds of a proposed offering of common stock by the Company, (ii) borrowings under a planned new $250.0 million term loan facility for which the Company has received commitments from a syndicate of lenders and (iii) borrowings under the Company’s existing revolving credit facility (collectively, the “PNA Transactions”). The unaudited pro forma combined balance sheet as of March 31, 2008 gives effect to the PNA Transactions as if they had occurred on March 31, 2008. The unaudited pro forma combined statements of income for the three months ended March 31, 2008 and the year ended December 31, 2007 assume the PNA Transactions were effected on January 1, 2008 and January 1, 2007, respectively. The pro forma financial information does not include adjustments to eliminate certain non-recurring expenses that Reliance does not expect to incur after taking control of PNA and also does not include the financial results of Precision Flamecutting & Steel, L.P., acquired by PNA on December 24, 2007, or of Sugar Steel Corporation (and its affiliate) acquired by PNA on March 14, 2008, for the pre-acquisition periods. The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Reliance that would have been reported had the PNA Acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Reliance at any future date or the consolidated results of operations of Reliance for any future period. Furthermore, there can be no assurance that the acquisition of PNA will be consummated.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	The consolidated financial statements of PNA Group Holding Corporation (Successor) as of December 31, 2007 and 2006, for the year ended December 31, 2007 and for the period from May 10, 2006 to December 31, 2006 and the consolidated financial statements of PNA Group, Inc. (Predecessor) for the period from January 1, 2006 to May 9, 2006 and for the year ended December 31, 2005 and the unaudited consolidated financial statements of PNA Group Holding Corporation as of March 31, 2008 and 2007 and for the three months ended March 31, 2008 and 2007.

99.2	Pro forma financial information of Reliance Steel & Aluminum Co. as of March 31, 2008, and for the year ended December 31, 2007 and the three months ended March 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: July 17, 2008	By	/s/ Karla Lewis
Karla Lewis
Executive Vice President, Chief Financial Officer and Assistant Secretary

RELIANCE STEEL & ALUMINUM CO.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	The consolidated financial statements of PNA Group Holding Corporation (Successor) as of December 31, 2007 and 2006, for the year ended December 31, 2007 and for the period from May 10, 2006 to December 31, 2006 and the consolidated financial statements of PNA Group, Inc. (Predecessor) for the period from January 1, 2006 to May 9, 2006 and for the year ended December 31, 2005 and the unaudited consolidated financial statements of PNA Group Holding Corporation as of March 31, 2008 and 2007 and for the three months ended March 31, 2008 and 2007.

99.2	Pro forma financial information of Reliance Steel & Aluminum Co. as of March 31, 2008, and for the year ended December 31, 2007 and the three months ended March 31, 2008.